SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2004
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                           RCG COMPANIES INCORPORATED
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             (Exact name of registrant as specified in its charter)

        Delaware                     1-8662                     23-2265039
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(State or other jurisdiction    (Commission File               (IRS Employer
    or incorporation)               Number)                  Identification No.)

         6836 Morrison Blvd., Suite 200, Charlotte, North Carolina 28211
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (704) 366-5054
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          (Former name or former address, if changed since last report)

Item 4. Changes In Registrant's Certifying Accountant

      On February 26, 2004 RCG Companies Incorporated (the "Company") acted to dismiss Crisp Hughes Evans LLP ("CHE") as its independent auditors. This determination followed the Company's decision to seek proposals from independent accountants to audit its financial statements, and was approved by the Company's Board of Director's upon the recommendation of its Audit Committee. The decision to terminate the Company's relationship with CHE did not involve a dispute with the Company over accounting policies or practices.

      The independent audit report of CHE on the consolidated financial statements of the Company as of and for the fiscal years ended June 30, 2003 and 2002 did not contain any adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the June 30, 2003 and 2002 and the review of the Company's financial statements for quarters ended December 31, 2003 and September 30, 2003, there were no disagreements with CHE or such annual or quarterly periods on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of CHE, would have caused CHE to make reference to the matter in its reports.

      In the Report to the Audit Committee as of June 30, 2003, CHE recommended the Company hire a Chief Financial Officer. The Company agreed with the recommendation and hired a Chief Financial Officer. No other reportable event described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years ended June 30, 2003 and June 30, 2002 or within the quarter ended December 31, 2003.

      CHE has reviewed the preceding statements, and a copy of this response is attached hereto as Exhibit 99.1.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RCG COMPANIES INCORPORATED


                                        By: /s/ William W. Hodge
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                                           Name: William W. Hodge
                                           Its: Chief Financial Officer